Exhibit 99.1

CIM COMMERCIAL TRUST APPOINTS CHARLES GARNER AS CEO

BOARD AUTHORIZES EFFORTS TO DECONSOLIDATE LENDING PLATFORM

DALLAS- (August 20, 2014) — CIM Commercial Trust Corporation (NASDAQ: CMCT), a real estate investment trust (REIT) focused on office properties in dynamic urban markets, announced today that its Board of Directors has approved CIM Group’s recommended nominee, Charles E. Garner II, as Chief Executive Officer, effective today.  Mr. Garner is a Principal at CIM Group, the manager of CIM Commercial Trust Corporation.  Mr. Garner is one of CIM Group’s most senior Principals with a leadership role in sourcing, acquiring, and managing investments for its varied investment platforms.

“I am excited to harness the full power of CIM’s broad capabilities to grow CMCT’s office portfolio and generate value for our shareholders,” said Mr. Garner.  “I am very familiar with CMCT’s assets having been involved in their acquisitions, repositioning and management.”

“Charlie’s 30 years of experience in the real estate industry and more than 11 years as a member on CIM’s Investment and Asset Management Committees position him well to leverage CIM Group’s broad array of resources in support of CMCT’s plans for the future,” said Richard Ressler, Chairman of CMCT.

CMCT also announced today that it is exploring strategic alternatives for its lending business. The likely result will be the deconsolidation of the lending business, allowing CMCT to increase its focus as an urban office REIT while independently expanding, diversifying and growing the lending business.

“I am extremely pleased with the actions taken today to focus and accelerate CMCT’s strategy of acquiring and owning stabilized office properties in communities CIM Group has qualified for transformative opportunistic investments,” Mr. Ressler said.

ABOUT CIM COMMERCIAL TRUST CORPORATION

CIM Commercial Trust Corporation is a real estate investment trust that invests principally in stabilized office properties located in high density, high barrier-to-entry urban markets in the U.S. such as New York City, the Washington, D.C. metro area, Los Angeles, and the San Francisco Bay Area. CIM Group, the manager of CIM Commercial Trust, is comprised of a seasoned team of real estate and investment professionals with extensive expertise including in-house research, acquisition, investment, development, finance, leasing, and asset management capabilities. In addition, CIM Commercial Trust continues to deploy a portion of its capital to its real estate lending platform through its wholly owned subsidiary (d/b/a PMC Commercial Trust) that originates and services loans under the U.S. Small Business Administration 7(a) Guaranteed Loan Program as well as through other lending programs.

FORWARD-LOOKING STATEMENTS

The information set forth herein contains “forward-looking statements.” You can identify these statements by the fact that they do not relate strictly to historical or current facts or discuss the business and affairs of CIM Commercial Trust Corporation on a prospective basis. Further, statements that include words such as “may,” “will,” “project,” “might,” “expect,” “believe,” “anticipate,” “intend,” “could,” “would,” “estimate,” “continue” “pursue,” or “should” or the negative or other words or expressions of similar meaning, may identify forward-looking statements.

CIM Commercial Trust bases these forward-looking statements on particular assumptions that it has made in light of its experience, as well as its perception of expected future developments and other factors that it believes are appropriate under the circumstances. The forward-looking statements are necessarily estimates reflecting the judgment of CIM Commercial Trust and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These forward-looking statements are subject to risks, uncertainties and other factors, including those set forth in the definitive proxy statement / prospectus of PMC Commercial Trust dated December 30, 2013 under the heading “Risk Factors”, the supplement to proxy statement/prospectus of PMC Commercial Trust dated January 31, 2014 under the heading “Update to Risk Factors” and other risks detailed in PMC Commercial Trust’s filings with the SEC, including but not limited to PMC Commercial Trust’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

As you read and consider the information herein, you are cautioned to not place undue reliance on these forward-looking statements. These statements are not guarantees of performance or results and speak only as of the date hereof. These forward-looking statements involve risks, uncertainties and assumptions. In light of these risks and uncertainties, there can be no assurance that the results and events contemplated by the forward-looking statements contained herein will in fact transpire. New factors emerge from time to time, and it is not possible for CIM Commercial Trust to predict all of them. Nor can CIM Commercial Trust assess the impact of each such factor or the extent to which any factor, or combination of factors may cause results to differ materially from those contained in any forward-looking statement. CIM Commercial Trust undertakes no obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

For CIM Commercial Trust Corporation

Investor Relations:

investors@cimcommercial.com

or

Media Relations:

Bill Mendel, 212-397-1030

bill@mendelcommunications.com